EXHIBIT 10.1
                              RESCISSION AGREEMENT

     THIS RESCISSION AGREEMENT AND RELEASE ("Agreement") is entered into by and between CENTRE CAPITAL CORPORATION, a Nevada corporation ("CCCX"), and SUNDIAL MARKETING GROUP, INC., ("Sundial") to be effective as of December 6, 2000.

RECITALS:

     A. Sundial assigned to CCCX a five percent (5%) royalty on net sales of Benex Group, Inc. ("Benex") (the "Royalty Interest") pursuant to an Assignment Agreement dated June 29, 2000 ("Assignment") between CCCX and Sundial (the "Purchase").

     B. No consideration was paid by CCCX for the Assignment of the Royalty Interest.

     C. The Royalty Interest was created by a Royalty Agreement ("Royalty Agreement") made between Benex and Sundial on June 8, 2000 under which Benex agreed to pay Sundial the Royalty Interest conditioned upon certain performance by Sundial.

     D. The parties desire to amicably and mutually rescind and cancel the Assignment with CCCX returning the Royalty Interest to Sundial.

AGREEMENT:

     1. CCCX and Sundial hereby mutually rescind and cancel the Assignment dated June 29, 2000 between CCCX and Sundial.

     2.   The effective date of the rescission shall be December 6, 2000.

     3. Each party shall bear its own expenses in connection with the original execution of the Assignment and in connection with this Rescission Agreement.

     4.       (a)  General Release of CCCX.  Sundial  on  behalf  of itself, its
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          assigns, any agent, any representative, any attorney, or anyone acting on its' behalf, irrevocably and unconditionally release and forever discharge CCCX and/or subsidiary companies, stockholders, successors,
          and  CCCX's   assigns,   agents,   directors,   officers,   employees,
          representatives, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such, customers, clients, divisions, subsidiaries and affiliates), and each of them (collectively, "Releasees"), from all charges, complaints, claims (including but not limited to liability for breach of contract, fraud, Texas Deceptive Trade & Practices Act, and violations of federal and Texas securities law claims), liabilities, actions, suits, rights, demands, costs, losses, and debts of any nature, known or unknown, suspected or unsuspected, including, but not limited to, rights under federal, state, or local laws relating to claims growing out of the Assignment, or claims relating to fraud, tort, personal injury or any alleged agreement that Sundial now has or claims to have, or which Sundial at any time hereinafter may have or claim to have, against any of the Releasees, provided, however, this release shall not include a release of any of the terms and provisions of this Agreement to be observed, kept, or performed on the part of CCCX.


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               (b)  General  Release of Sundial.  CCCX on behalf of itself,  its
                    ---------------------------
          assigns, any agent, any representative, any attorney, or anyone acting on its behalf, irrevocably and unconditionally release and forever
          discharge   Sundial   and/or   subsidiary   companies,   stockholders,
          successors,  and  Sundial's  assigns,  agents,  directors,   officers,
          employees,   representatives,   attorneys,  divisions,   subsidiaries,
          affiliates    (and    agents,    directors,    officers,    employees,
          representatives and attorneys of such, customers,  clients, divisions,
          subsidiaries  and  affiliates),   and  each  of  them   (collectively,
          "Releasees"), from all charges, complaints, claims (including but not limited to liability for breach of contract, fraud, Texas Deceptive Trade & Practices Act, and violations of federal and Texas securities law claims), liabilities, actions, suits, rights, demands, costs, losses, and debts of any nature, known or unknown, suspected or unsuspected, including, but not limited to, rights under federal, state, or local laws relating to the Assignment or claims growing out of the Assignment, or claims relating to fraud, tort, personal injury or any alleged agreement that CCCX now has or claims to have, or which CCCX at any time hereinafter may have or claim to have, against any of the Releasees, provided, however, this release shall not include a release of any of the terms and provisions of this Agreement to be observed, kept, or performed on the part of Sundial.

               (c)  Matters  Released.  This release includes any and all causes
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          of action that could have been asserted in connection  with or arising out of the Assignment, including but not limited to, claims arising under the Securities Act of 1933, the Securities and Exchange Act of 1934, Texas Securities Act, Texas Deceptive Trade Practices Act, ERISA, any claims for breach of contract, fraud, exemplary damages, securities law violations, negligence and breach of fiduciary duty, attorneys' fees, tort or personal injury of any sort, and any claim under any state or federal statute or regulation, in equity or at common law.

     5. From and after the Closing, upon the reasonable request of counsel for CCCX, Sundial shall execute, acknowledge and deliver such documents as may be appropriate to carry out the transaction contemplated by this Agreement. CCCX shall execute, acknowledge and deliver a reassignment of the Royalty Interest back to Sundial in a form suitable for recordation upon the reasonable request of counsel for Sundial.

     6. The timing and content of any announcements, press releases or other public statements concerning the rescission of the Purchase will occur upon, and be determined by, CCCX. The foregoing notwithstanding, nothing herein shall prohibit any party from making any public disclosure regarding this Agreement and the nature and status of the transaction contemplated herein if in the opinion of counsel to such party such disclosure is required under applicable laws.

     7. Each of the Parties will cooperate in providing the information necessary for inclusion in any public disclosure or SEC filing, which information will in all respects comply with the requirements and provisions of the Securities Act.


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SUNDIAL:

SUNDIAL  MARKETING  GROUP,  INC.

By:  /S/  Ben  Nibarger
     Ben  Nibarger


CCCX:

CENTRE  CAPITAL  CORPORATION,
     a  Nevada  corporation

By:  /S/  Karl  Jacobs
     Karl  Jacobs,  CEO



(Acknowledgements  Omitted)


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